Exhibit 2

Merger Implementation Agreement - signed 26 May 2008 St.George & Westpac proposed merger

2 Proposed St.George / Westpac merger – 26 May 2008 Index - Creating Australia’s leading financial institution Transaction summary 3 Strategic rationale 6 Operating model 7 Distribution reach and market share 11 Sustainability 14 Valuation approach and key model assumptions 16 Risk and governance 23 Accounting considerations 25 Important dates 28 Key contacts 30

3 Proposed St.George / Westpac merger – 26 May 2008 Summary – A compelling Australian financial services merger • Agreement to merge St.George and Westpac • All scrip consideration, exchange ratio of 1.31 Westpac shares for each St.George share • Proposed operating model preserves the best of both • Strong cultural fit • Extensive modelling has provided clarity around valuation - Allowance for $700m in integration and transaction costs - Pre-tax cost synergies equivalent to 20%-25% of St.George cost base from common infrastructure and scale economies - Strong revenue opportunities • No material issues arising from due diligence • Merger creates a strengthened entity, with AA credit rating, strong capital and broad based funding

4 Proposed St.George / Westpac merger – 26 May 2008 Key terms and conditions Joint steering committee responsible for scheme preparation and merger implementation planning Implementation committee A new combined Westpac Board with an additional three St.George members St.George Chairman John Curtis to be Deputy Chairman Board St.George shareholders to receive final St.George dividend based on St.George performance Westpac shareholders to receive final Westpac dividend based on Westpac performance Dividends Subject to regulatory consents from Federal Treasurer, APRA, ACCC Independent expert report recommending that the transaction is in the best interests of St.George shareholders Key conditions Scheme of arrangement to be voted on by St.George shareholders Effected by St.George shareholders expected to obtain roll-over relief Capital gains Exchange ratio of 1.31 Westpac ordinary shares for each St George ordinary share. Excluding recently announced interim dividends, represents a premium of 24.1%1 based on a 1 month VWAP and a premium of 28.5%2 based on the spot premium Exchange ratio All scrip offer Consideration 1. Based on the VWAP for both St.George and Westpac over the month ended 9 May 2008, adjusted to remove the value of their respective dividends, which shareholders separately retain 2. Based on the closing prices of Westpac and St.George shares on 9 May 2008, adjusted to remove their respective interim dividends of 70 cents and 88 cents respectively

5 Proposed St.George / Westpac merger – 26 May 2008 Summary of Merged Group 5.25 3.69 1.56 Weight in S&P ASX 200 index (%) AA- AA- A+ - Fitch AA AA A+ - Standard & Poor’s Aa1 Aa1 Aa2 - Moody’s 299 220 79 Deposits ($bn) 2 69 36 33 Business banking centres 75.7 42.4 33.3 Funds under administration ($bn) 2, 5 2,842 1,713 1,129 ATMs 42.6 35.3 7.3 Funds under management ($bn) 2, 5 Credit ratings 3 408 295 113 Loans ($bn) 2 1,323 923 4 400 Australian retail representation 10.1 7.1 3.0 Customers (million) 66 47 19 Market capitalisation ($bn) 1 Merged Group 1. Based on an exchange ratio of 1.31 Westpac shares for each St.George share and the closing price of Westpac shares on 9 May 2008, adjusted to remove the Westpac dividend of 70 cents per share 2. As at 31 March 2008 3. Merged group subject to final rating agency assessment. All agencies have reaffirmed Westpac’s current rating with an unchanged outlook. Fitch have a positive outlook on Westpac 4. Includes 100 RAMS franchise outlets 5. Source: Westpac and St.George 1H08 results announcements (differs from Plan for Life analysis)

6 Proposed St.George / Westpac merger – 26 May 2008 The strategic rationale – it’s a growth story • Significant value to St.George and Westpac shareholders • A strong suite of brands benefiting from enhanced scale • An institution focused on Australian/New Zealand growth opportunities • Strong strategic fit for the sector: - Aligned customer focus - Complementary employee cultures - Leaders in sustainability and community engagement • Building a stronger organisation with a better platform for growth, including: increased customer and product diversity; improved efficiency; and, a stronger funding and capital position • Accelerate investment in world class operations and technology

7 Proposed St.George / Westpac merger – 26 May 2008 Proposed operating model – capitalising on the best of both Retaining distinctive St.George and Westpac distribution for consumer and business, with separate management and dedicated CEOs Common product manufacture and processing to improve scale of respective brands Consumer and Business1 Banking The proposed operating model capitalises on the distinctive strengths of Westpac and St.George. Key elements of the preliminary operating model include: Combine the institutional businesses under the Westpac brand with common infrastructure Institutional Single corporate centre combining the best talent from each Support Combine the wealth businesses into a single business but preserving the individual brands Wealth 1. Includes middle market and SME business banking

8 Proposed St.George / Westpac merger – 26 May 2008 Proposed model creates a stronger franchise Customers Corporate centre functions Finance, risk, human resources, property, procurement, head office Common technology infrastructure • St.George distribution and brand in all states except SA and NT • Distribute best group products • Expanded distribution utilising wider ATM network • Westpac brands and distribution Australia wide • Distribute best group products • Utilise wider ATM network Banking infrastructure Product manufacture and processing St.George CEO Westpac Consumer and Business1 Banking CEO • Separate CEO • BankSA distribution and brand in SA and NT • Distribute best group products • Expanded distribution utilising wider ATM network • RAMS outlets • RAMS products and selected group products 1. Includes middle market and SME business banking Product collaboration – better meeting customer needs Westpac RAMS St.George BankSA

9 Proposed St.George / Westpac merger – 26 May 2008 Building on the superannuation / wealth opportunity • Stronger wealth capability across the value chain • Benefit from two of the sector’s leading platforms • Combine insurance/LMI into a single business • Access to a broader distribution network • Benefit from common back office infrastructure • Combined planner force >1,000 BT St.George Westpac financial planning Magnitude St.George financial planning Securitor Wrap Corporate super Super for Life Asgard BTFG BT Investment Solutions Advance BT Investment Management Distribution & Advice Bundling Platform Product Manufacture Investment Management

10 Proposed St.George / Westpac merger – 26 May 2008 It’s all about customers, brands and distribution • Extensive distribution network providing benefits for all customers, including reciprocal ATM usage • Strong suite of customer brands across banking, wealth and insurance • Each brand to retain distinctiveness • Enhanced strategic optionality, with tailored customer propositions • Around 10m customers • Retaining existing relationships and key brand attributes • Increased value for customers -More access, more convenience -Increased product choice • Accelerate investment in world class operations and technology supporting customers Distribution Brands Customers

11 Proposed St.George / Westpac merger – 26 May 2008 Distribution1 – increased footprint 3 7 Business banking centres 231 37 ATMs 103 9 Retail representation Westpac St.George WA 26 4 ATMs 9 4 Retail representation Westpac BankSA NT 17 14 Business banking centres 591 671 ATMs 288 213 Retail representation Westpac St.George NSW / ACT 327 100 ATMs 6 4 Business banking centres 163 28 Retail representation Westpac St.George QLD 1 3 Business banking centres 66 193 ATMs 50 109 Retail representation Westpac Bank SA SA 31 1 ATMs 22 0 Retail representation Westpac St.George Tas 59 Business banking centres 122 426 ATMs 37 188 Retail representation Westpac St.George Vic 1. Distribution includes only Westpac and St.George outlets (excludes RAMS)

12 Proposed St.George / Westpac merger – 26 May 2008 Strong bank lending position Total lending share (%) Housing lending share (%) Corporate lending share (%) Source: Credit Suisse, Bank Lending Share, 1 May 2008 – Based on March 2008 APRA Data Credit cards share (%) 15.1 19.3 17.5 15.3 6.3 21.6 0 5 10 15 20 25 ANZ CBA NAB WBC SGB WBC/SGB 17.4 14.8 20.7 13.6 2.4 16.0 0 5 10 15 20 25 ANZ CBA NAB WBC SGB WBC/SGB 14.4 22.5 15.9 16.1 9.0 25.1 0 5 10 15 20 25 30 ANZ CBA NAB WBC SGB WBC/SGB 20.3 21.9 14.7 21.8 4.7 26.5 0 5 10 15 20 25 30 ANZ CBA NAB WBC SGB WBC/SGB

13 Proposed St.George / Westpac merger – 26 May 2008 Strong bank deposit share Household deposits share (%) Non-household deposits share (%) Source: Credit Suisse, Bank Deposit Share 1 May 2008 – Based on March 2008 APRA Data 11.1 29.0 13.9 13.8 9.9 23.7 0 5 10 15 20 25 30 35 ANZ CBA NAB WBC SGB WBC/SGB 15.0 13.5 15.3 15.9 5.7 21.6 0 5 10 15 20 25 ANZ CBA NAB WBC SGB WBC/SGB

14 Proposed St.George / Westpac merger – 26 May 2008 Sustainability and community champions St.George Westpac Common values on sustainability Leader in customer satisfaction Regional/mutual heritage Local support to local communities “...we strive to play a positive role in the community by supporting charities, the arts, sporting clubs, business programs and disaster relief initiatives. We also recognise our important community function as a major employer and financial services provider.”1 Global sustainability leader Embedding sustainable practices for all stakeholders Leader in corporate governance Deep commitment to doing the right thing Strong community involvement Making it easy for our employees to get involved. Collaborating with community partners to help address community issues. Helping community groups improve their effectiveness 1. Source: www.stgeorge.com.au

15 Proposed St.George / Westpac merger – 26 May 2008 Combining two strong employment brands • Strong and complementary employee cultures enhancing merger attractiveness: - Customer focused and relationship based cultures - Affinity and pride in brand and history - Strong employment brands attracting talent • Expanded options for employees: - Operating model and multiple brands expands employee options - Committed to preserving existing employee/customer relationships - Leading work practices and policies - opportunity to take the best of both forward • Dedicated team to maximise internal opportunities and support external job placement where employee redundancies occur (in support, back office and product areas)

16 Proposed St.George / Westpac merger – 26 May 2008 Extensive valuation assessment highlighted value • Commenced updating valuation model for current conditions from January 2008 • Extensive model and assumption validation over 4 months utilising: - Internal bottom-up forecasts - International reviews of like transactions - Business unit by business unit assessment of key assumptions, integration costs and synergies - External banking sector forecasts • Two models prepared: DCF valuation and EPS accretion • Cash EPS accretive for Westpac shareholders within 3 years and strong accretion thereafter • Strongly NPV positive for both Westpac and St.George shareholders Outcomes from models at agreed exchange ratio

17 Proposed St.George / Westpac merger – 26 May 2008 Valuation approach - DCF Nature of the operating model has seen us assume revenue attrition <5% Revenue attrition Allowance for $700m in costs over 2 years includes: transaction costs (including already incurred), restructuring costs, stamp duty, technology Integration & transition costs Revenue upside from combined entity over time Revenue opportunities Lower cost of wholesale funding for combined entity Funding synergies Expect pre tax savings equivalent to 20% – 25% of St.George cost base by 2011. Cost savings sourced from the combined group Cost synergies Standalone valuation Net combination benefits Sensitivity analysis across major variables • 10 year DCF model • 11% cost of capital • Separate banking and wealth models • Extensive model input validation including market forecasts

18 Proposed St.George / Westpac merger – 26 May 2008 Valuation approach – EPS accretion • Given ‘all scrip’ approach – relative value assessment is equally important • Assessment utilises: - Westpac’s forecasts of St.George EPS based on DCF inputs - Broker consensus forecasts of Westpac’s EPS • Based on 3 year phasing of cost synergies, the transaction is EPS dilutive in 2009 and 2010 but becomes EPS accretive by 2011 • Strong EPS accretion after 2011

19 Proposed St.George / Westpac merger – 26 May 2008 Common infrastructure and scale economies driving synergies Economies of investment enabling entire network to benefit from single investment ‘Invest once deliver twice’ Drive more from investment spending Major IT and telephony contracts due for renewal in 2010. Larger organisation enhances potential contract value Benefit from renegotiation of procurement and service contracts Consolidation of certain servicing infrastructure for products and for customer service Economies of scale Expect to utilise common technology and systems across network May avoid new Westpac disaster recovery site Common processing and support infrastructure Corporate centre support with synergies from combining various support functions Remove duplicate support infrastructure Cost synergies expected to be fully achieved by year 3 Benefit from cost synergies leading to a sub 40% cost to income ratio

20 Proposed St.George / Westpac merger – 26 May 2008 Strong capital and dividend position maintained • Benefits from Basel II accreditation experience • Tier 1 ratio expected to be maintained at similar level to Westpac’s 1H08 level • Continued strong asset quality supported by: - Quality of the combined portfolio - Enhanced risk analytics and disciplines • Westpac is expected to maintain consistent dividend path • Already strong franking position further enhanced Capital Impact on future dividends

21 Proposed St.George / Westpac merger – 26 May 2008 Positive revenue opportunities • Broader distribution base enhances reach of St.George brand • Benefit from expanded capability in wealth, insurance and institutional banking • Sharing best practice in products and service models across networks • Valuation models assume conservative revenue uplift over 3 years • Funding benefits from the combined entity’s AA rating • Revenue opportunities and funding benefits more than offset revenue attrition from year 2 Revenue opportunities • Business model focused on protecting income: - Customer/bank relationships preserved - No net change in distribution network - Integration focused around the customer • Joint implementation planning team • Detailed knowledge of both organisations • Strong cultural fit • Attrition across similar transactions is estimated to have been between 2% and 5% • For valuation models we have assumed revenue attrition to be less than 5% Minimising revenue attrition

Extensive case study review

Analysed a number of deals around the globe for best practices, synergies attained and attrition levels. Close attention paid to multi-brand models with overlap. Similar models listed below. RBS and ANZ models considered most similar

• Santander / Banesto (1994) • Credit Agricole / Credit Lyonnais (2003)	• Banco Commercial Portugues / Banco Portugues do Atlantico (1995) • Suncorp Metway / Promina (2007)	• RBS / Natwest (1999) • ANZ / National Bank of NZ (2003)

Royal Bank of Scotland / NatWest merger (2000)	ANZ / NBNZ merger (2003)
• Biggest bank merger in British history • Customer, branch and product overlap: - 320 of 680 RBS branches in England - RBS favoured by Scottish customers; NatWest favoured by English • Maintained customer facing divisions with multiple brands: - No branch closures - Most NatWest customers unaware of change in ownership • Integrated back office and corporate: - 29% cost synergies - 26% revenue synergies - Less than 5% customer attrition - Fully integrated in 3 years	• Merger creating largest New Zealand Bank • Customer, branch and product overlap: - NBNZ market leader in lending (23%) ahead of ANZ (15%) - ANZ stronger in institutional banking, NBNZ stronger in rural • Maintained customer facing divisions with multiple brands: - Separate management teams retained to manage separate brands - Drew on best resources regardless of bank - Customer satisfaction at time of deal was higher for NBNZ than ANZ - ANZ customer satisfaction improved through applying NBNZ model • Integrated back office, IT and NZ head office: - Combined group maintained market share - Lower cost synergies due to regulatory requirements

Source: Bain & Company research 2008

22 **Proposed St.George / Westpac merger** – 26 May 2008

Westpac

23 Proposed St.George / Westpac merger – 26 May 2008 Managing the risks Mitigants Risk • Commenced dialogue with regulatory and government authorities • Confident of satisfying regulatory authorities given nature of transaction Government/ Regulatory • Establishing an independent team comprising both St.George and Westpac employees • Teams focused on momentum, cost synergies and revenue opportunities • Deep knowledge and understanding of St.George and its culture • Extensive integration experience Integration • Proposed business model maintains brands and distribution, protecting customer relationships • Early additional benefits to customers e.g. expanded ATM distribution • Further building brands and brand capability Attrition • Confident of maintaining AA rating for combined entity • All scrip transaction minimises cash funding • Combined 2009 term funding task comfortably achievable Funding

24 Proposed St.George / Westpac merger – 26 May 2008 Clear governance principles and processes • Appropriate arrangements for Westpac CEO in place: - Westpac CEO’s shares in St.George have been fully disclosed to Westpac Board - Westpac CEO does not vote on Westpac Board decisions on the transaction - Westpac CEO will not vote St.George shares on the scheme • Westpac CEO’s interests are aligned with Westpac shareholders: - Westpac CEO will only deal with Westpac scheme shares progressively over 3 years - Westpac CEO will maintain a significant Westpac shareholding

25 Proposed St.George / Westpac merger – 26 May 2008 Key accounting considerations - goodwill Equals Less Less • Goodwill deducted from Tier 1 and is subject to an annual impairment test Goodwill • Brand value calculated and deducted from Tier 1. Brand value is indefinite so will not change over time although the brand intangible subject to an annual impairment test. Any impairment charge will be a cash earnings adjustment. • Core deposit intangibles (‘CDI’) representing the value of deposit franchise, is estimated and its value is deducted from Tier 1. CDI value is subsequently amortised over average estimated life. Amortisation impacts statutory NPAT but is reversed for cash earnings • Other small intangible items likely to be treated similar to CDIs. Identifiable intangibles • Fair value of assets and liabilities results in an adjustment to intangibles/goodwill (may be positive or negative) • Expect some change in the composition of balance sheet provisions and reserves to align accounting policies Fair value of net tangible assets acquired • Share price times shares issued is added to Tier 1 Consideration Comments Accounting items In aggregate, Westpac’s Tier 1 ratio is expected to be similar post merger. Some small changes in Tier 1 may result from fair valuing net tangible assets

26 Proposed St.George / Westpac merger – 26 May 2008 No change to cash earnings principles Visa IPO BTIM IPO Integration and transaction costs1 Hybrid hedging NZD hedging Ineffective hedges Treasury shares Intangible amortisation1 Significant one off items that impact reported earnings These items are genuinely one-off in that they are unlikely to reoccur in future periods Items that have the potential for a material timing difference on reported earnings but would not impact returns available for shareholders An example would be where an effective hedge is in place but because hedge accounting is not available for certain transactions under A-IFRS, there may be differences in the value of the hedge verses the value of the underlying item at any point in time. We will adjust for these when they are material Items that permanently affect reported earnings but do not impact returns available to shareholders Such items typically have an accounting impact on earnings but no economic impact on earnings Cash Earnings Principles: The following adjustments are applied to NPAT e.g. e.g. e.g. 1. New cash earnings adjustments following proposed St.George merger

27 Proposed St.George / Westpac merger – 26 May 2008 Dividend FY2008 • The Merger Implementation Agreement (‘MIA’) seeks to ensure that neither St.George nor Westpac shareholders are disadvantaged in the transaction • St.George shareholders will receive a final dividend based on St.George earnings. Regardless of timing, St.George shareholders will not receive a Westpac final dividend for FY2008 • Westpac shareholders will continue to receive their interim and final year dividend in FY2008 with dividends based on Westpac earnings • Under the MIA, the separate Westpac and St.George final dividends payable are capped at 74 cents and 97 cents respectively. These caps reflect the merger exchange ratio of 1.31 Westpac shares for each St.George share. • Final dividends for both St.George and Westpac are expected to be paid in December 2008 • Both St.George and Westpac shareholders to begin receiving dividends from the combined entity from FY2009

28 Proposed St.George / Westpac merger – 26 May 2008 Merger is expected to be effective within 6 months • Regulatory approvals sought and obtained 27 May to 30 August 2008 • Westpac 2008 final result announcement (and dividend) 30 Oct 2008 • Last date for lodgement of proxy forms 4 Nov 2008 • St.George 2008 final result announcement (and dividend) 29 Oct 2008 • Mailing of Scheme Booklet to St.George shareholders By 29 Sept 2008 • Scheme Booklet registered by ASIC and lodged with ASX 19 Sept 2008 • First court hearing 19 Sept 2008 1 Sept 2008 26 May 2008 • Draft of Scheme Booklet to ASIC • Merger Implementation Agreement signed Timetable is preliminary based on the best estimates of the parties Both companies will seek to complete the transaction as soon as practical • St.George EGM and Scheme meeting • New Westpac shares approved for trading on ASX 6 Nov 2008 • New Westpac shares begin trading on a normal settlement basis 24 Nov 2008 • Implementation Date 21 Nov 2008 • Scheme record date • St.George Final Dividend record date 14 Nov 2008 • Westpac 2008 Final Dividend record date 11 Nov 2008 • New Westpac shares begin trading on a deferred settlement basis 10 Nov 2008 • Court Approval Date • Effective Date - lodge with ASIC copies of Court orders approving the Scheme • Final day of trading of St.George shares • St.George serves exchange notices for Hybrids 7 Nov 2008

29 Proposed St.George / Westpac merger – 26 May 2008 Summary • Agreed merger of St.George and Westpac to create Australia’s leading financial services institution • Strong value enhancement for both St.George and Westpac shareholders • Merger brings together two complementary organisations building on the best of both • Substantial revenue opportunities and improved efficiency • Nature of transaction and the skills of the participants reduces integration risks • Completion subject to regulatory approvals, independent expert confirming transaction is in the best interests of St.George shareholders and St.George shareholder approval

30 Proposed St.George / Westpac merger – 26 May 2008 Investor relations – contact us Andrew Bowden Head of Investor Relations +61 2 8253 4008 andrewbowden@westpac.com.au Hugh Devine Senior Manager, Investor Relations +612 8253 1047 hdevine@westpac.com.au Leigh Short Senior Manager, Investor Relations +612 8253 1667 lshort@westpac.com.au Jacqueline Boddy Manager, Investor Relations +61 2 8253 3133 jboddy@westpac.com.au Natasha O’Reilly Investor Relations Coordinator +612 8253 3143 noreilly@westpac.com.au To keep up-to-date with any information associated with the proposed merger please visit our dedicated investor website The site also contains a range of other information on Westpac including: • Annual reports • Financial results • Presentations and webcasts • Key policies www.westpac.com.au/investorcentre

31 Proposed St.George / Westpac merger – 26 May 2008 Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. This presentation contains statements that constitute “forward-looking statements” within the meaning of section 21E of the U.S. Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations and financial condition, including, without limitation, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘may’, ‘expect’, ‘indicative’, ‘intend’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled ‘Risk factors,’ ‘Competition’ and ‘Risk management’ in Westpac’s 2007 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission and in the section entitled ‘Principal risks and uncertainties’ in Westpac’s Interim Financial Report for the half year ended 31 March 2008 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation.